Exhibit 99.77Q3 CERT To Form N-SAR

Registrant Name: Fidelity Boston Street Trust

File Number: 811-5361

Registrant CIK Number: 0000823535

Exhibit 77Q3-1

CERTIFICATIONS

I, Edward C. Johnson 3d, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Boston Street Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

/s/Edward C. Johnson 3d
Edward C. Johnson 3d

President

CERTIFICATIONS

I, Maria Dwyer, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Boston Street Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

/s/Maria Dwyer

Maria Dwyer

Treasurer

Exhibit 77Q3-2

Registrant Name: Fidelity Boston Street Trust

File Number: 811-5361

Registrant CIK Number: 0000823535

Item 15

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, additional information on custodian and subcustodian arrangements of each applicable Series of the Trust is set forth below.

Series 3

Country	Foreign Subcustodian

Uruguay	BankBoston, N.A., Montevideo

Venezuela	Citibank, N.A., Caracas

Vietman	The Hongkong and Shanghai Banking Corporation, Limited, Ho Chi Minh City

Zambia	Barclays Bank of Zambia Ltd., Lusaka

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare